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                                  EXHIBIT 23.2

        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 500,000 shares of common stock for the Redhook Ale Brewery, Incorporated 1992 Stock Incentive Plan, as amended, and 100,000 shares of common stock for the Amended and Restated Redhook Ale Brewery, Incorporated Directors Stock Option Plan, as amended, of our report dated January 30, 1996 with respect to the financial statements of Redhook Ale Brewery, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


Seattle, Washington
December 20, 1996                                   /s/ ERNST & YOUNG LLP